UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2018

ROSEHILL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37712	47-5500436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16200 Park Row, Suite 300

Houston, Texas, 77084

(Address of principal executive offices, including zip code)

(281) 675-3400

(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

Notice of Continued Listing

On November 6, 2017, Rosehill Resources Inc. (the “Company”) received a notice from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that the staff of Nasdaq (the “Staff”) had determined that the Company had not demonstrated that it met the minimum 400 round lot holder requirement for initial listing of its warrants set forth in Nasdaq Listing Rule 5515(a)(4) following the completion of the Company’s business combination on April 27, 2017 (the “Deficiency”). In addition, the Staff had determined to suspend and delist the Company’s units that are listed on Nasdaq on the basis that a component of the units, the warrants referenced within, did not satisfy Nasdaq’s round lot shareholder requirement, pursuant to Nasdaq Listing Rule 5225(b)(1)(A).

The Company requested an appeal of the Staff’s determination by submitting a timely request for a hearing. The request for a hearing stayed the suspension of trading in the Company’s warrants and units on Nasdaq pending the issuance of the decision of the Nasdaq Hearings Panel (the “Panel”). Subsequently, the Company delivered to the Panel evidence demonstrating the Company’s compliance with the round lot holder requirement with respect to its warrants and therefore its units.

On January 3, 2018, the Company received notice from the Nasdaq Hearings Department acknowledging that the Deficiency has been cured, the scheduled hearing has been cancelled and the Company’s warrants and units will continue to be listed on The Nasdaq Stock Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSEHILL RESOURCES INC.

Date: January 4, 2018	By:	/s/ R. Craig Owen
	Name:	R. Craig Owen
	Title:	Chief Financial Officer